                                                                    Exhibit 23.6




                          CONSENT OF PROPOSED DIRECTOR


         The undersigned hereby consents to the reference to his name as a proposed director of PacificAmerica Money Center, Inc. ("PAMC"), and the inclusion of his biographical information, in the "Management" section of the Registration Statement on Form S-1 of PAMC and the Prospectus filed as a part of such Registration Statement.


Date:  April 19, 1996
Washington, D.C.


                                   /s/ JAMES C. NEUHAUSER
                                   ------------------------------------
                                   JAMES C. NEUHAUSER